UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

CITY NATIONAL CORPORATION

Delaware	95-2568550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

555 S. Flower Street, Los Angeles, California, 90071

(Address of Principal Executive Offices)     (Zip Code)

CITY NATIONAL CORPORATION – 2008 OMNIBUS PLAN

(Full title of the plan)

Michael B. Cahill, Executive Vice President, General Counsel and Secretary

City National Corporation

555 S. Flower Street

Los Angeles, CA 90071

(Name and address of agent for service)

213-673-7700

(Telephone number, including area code, of agent for

service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 Par Value (1)	500,000(2)	$54.685(3)	$27,342,500	$3174.46

(1) Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution adjustment provisions of the Plan.

(2) Represents 500,000 additional shares of Common Stock authorized to be issued under the registrant’s 2008 Omnibus Plan (As Amended) (2008 Plan).  Shares available for issuance under the 2008 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 3, 2008 (Registration No. 333-151375).

(3) Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and 457(h) of Regulation C under the Securities Act of 1933.  The proposed maximum offering price per share with respect to the shares issuable under the 2008 Plan as of the filing date hereof is based on the average of the high and low price of the common stock of the registrant on the New York Stock Exchange on November 12, 2010.

EXPLANATORY STATEMENT

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.  Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on June 3, 2008 with respect to the Registrant’s 2008 Omnibus Plan (Registration No. 333-151375).

Item 8.  Exhibits.

No.	Exhibit

5.1	Opinion of Michael B. Cahill and Consent

23.1	Consent of KPMG LLP

24.1	Power of Attorney (on signature page)

99.1	2008 Omnibus Plan (As Amended) (incorporated by reference to Appendix A to the registrant’s Proxy Statement dated March 15, 2010)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 17, 2010.

CITY NATIONAL CORPORATION
Registrant

/s/ Russell Goldsmith
Russell Goldsmith
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell Goldsmith, Christopher Carey and Michael B. Cahill, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Russell Goldsmith	President and Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2010
Russell Goldsmith

/s/ Christopher J. Carey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 17, 2010
Christopher J. Carey

/s/ Olga Tsokova	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 17, 2010
Olga Tsokova

Signature	Capacity	Date

/s/ Bram Goldsmith	Chairman of the Board and Director	November 17, 2010
Bram Goldsmith

/s/ Christopher J. Warmuth	Executive Vice President and Director	November 17, 2010
Christopher J. Warmuth

/s/ Richard L. Bloch	Director	November 17, 2010
Richard L. Bloch

/s/ Kenneth L. Coleman	Director	November 17, 2010
Kenneth L. Coleman

/s/ Ashok Israni	Director	November 17, 2010
Ashok Israni

	Director	November 17, 2010
Ronald L. Olson

/s/ Bruce Rosenblum	Director	November 17, 2010
Bruce Rosenblum

/s/ Peter M. Thomas	Director	November 17, 2010
Peter M. Thomas

/s/Robert H. Tuttle	Director	November 17, 2010
Robert H. Tuttle

/s/ Kenneth Ziffren	Director	November 17, 2010
Kenneth Ziffren

Exhibit Index

No.	Exhibit

5.1	Opinion of Michael B. Cahill and Consent

23.1	Consent of KPMG LLP

24.1	Power of Attorney (on signature page)

99.1	2008 Omnibus Plan (As Amended) (incorporated by reference to Appendix A to the registrant’s Proxy Statement dated March 15, 2010)